                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934





Date of report (Date of earliest event reported): February 22, 1999


                          SEEQ TECHNOLOGY INCORPORATED
               (Exact Name of Registrant as Specified in Charter)


          Delaware                     0-11778                   94-2711298
(State or Other Jurisdiction         (Commission               (IRS Employer
     of Incorporation)               File Number)            Identification No.)


      47200 Bayside Parkway, Fremont, California                     94538
       (Address of Principal Executive Offices)                    (Zip Code)


Company's telephone number, including area code: (510) 226-7400



                                      None
         (Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS

     The Rights Agreement dated as of April 21, 1995, as amended August 13, 1997 (the "Rights Agreement"), by and between SEEQ Technology Incorporated (the "Company"), and American Stock Transfer & Trust Company (the "Rights Agent"), was amended as of February 22, 1999 (the "Amendment"). The Amendment made certain changes to the Rights Agreement to provide that none of the parties to the Agreement and Plan of Reorganization and Merger, dated as of February 21, 1999, among LSI Logic Corporation, Stealth Acquisition Corporation and the Registrant (the "Merger Agreement") would be deemed an Acquiring Person for purposes of the Rights Agreement. Consistent with recent Delaware case law, the Amendment also removed references in the Rights Agreement to "Continuing Directors." Unless otherwise indicated herein, words and terms which are defined in the Rights Agreement shall have the same meaning where used herein.

     The amendment described above was effected by that certain Amendment No. 2 to the Rights Agreement dated as of February 22, 1999, by and between the Company and the Rights Agent.


ITEM 7. EXHIBITS.

       Exhibit
       Number     Description
       -------    -----------
       1          Amendment No. 2 to Rights Agreement dated as of April
                  21, 1995, as amended August 13, 1997, by and between SEEQ
                  Technology Incorporated and American Stock Transfer & Trust
                  Company, as Rights Agent.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        SEEQ TECHNOLOGY INCORPORATED



Date: March 4, 1999                     By: /s/ Gary R. Fish
                                            ------------------------------------
                                            Gary R. Fish
                                            Vice President, Finance and Chief
                                            Financial Officer

                                  EXHIBIT INDEX


Exhibit
Number         Description
-------        -----------
   1           Amendment No. 2 to Rights Agreement dated as of April 21, 1995, as amended August 13, 1997, by and between SEEQ Technology
               Incorporated and American Stock Transfer & Trust Company, as
               Rights Agent.